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                                                                      Exhibit 12

                                   Schedule of
                            Earnings to Fixed Charges
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

                                            For the Year Ended December 31,
                                         --------------------------------------

                                          1993    1994   1995    1996     1997
                                         ------  ------  ------  ------  ------
Earnings were calculated as
follows:
     Income before taxes,
       minority interest and
       extraordinary items                 5.7    27.5    20.2    21.2    11.0
     Add:  Fixed charges                  24.2    15.7    20.1    18.4    17.2
                                          ----    ----    ----    ----    ----
Earnings                                  29.9    43.2    40.3    39.6    28.2
                                          ----    ----    ----    ----    ----
Fixed Charges were calculated as
     follows:
     Interest expense, net                21.1    12.5    16.2    14.5    13.4
     Capitalized interest                  0.7     0.7     0.9     0.9     0.6
     Portion of rental attributable to
     interest                              2.4     2.5     3.0     3.0     3.2
                                          ----    ----    ----    ----    ----
Fixed charges                             24.2    15.7    20.1    18.4    17.2
                                          ----    ----    ----    ----    ----
Ratio of earnings to fixed charges        1.24    2.76    2.00    2.15    1.64
Deficiency


                                             For the Year Ended                                  For the Three Months Ended
                                          December 1997, Pro Forma   For the Three Months Ended   March 29, 1998, Pro Forma
                                         --------------------------  --------------------------- ---------------------------
                                                       Operating        March 30,   March 29,                    Operating
                                           Holdings     Company            1997        1998         Holdings      Company
                                         ----------- --------------   -----------  -----------     -----------   ---------
Earnings were calculated as
follows:
     Income before taxes,
       minority interest and
       extraordinary items                  (47.4)      (35.9)             4.4       (22.3)           (3.8)        (0.7)
     Add:  Fixed charges                     74.9        63.9              4.2        12.8            19.0         15.9
                                             ----        ----              ---        ----            ----         ----
Earnings                                     27.5        27.5              8.6        (9.5)           15.2         15.2
                                             ----        ----              ---        ----            ----         ----
Fixed Charges were calculated as
     follows:
     Interest expense, net                   71.1        59.6              3.3        11.9            18.1         15.0
     Capitalized interest                     0.6         0.6              0.1         0.1             0.1          0.1
     Portion of rental attributable to
     interest                                 3.2         3.2              0.8         0.8             0.8          0.8
                                             ----        ----              ---        ----            ----         ----
Fixed charges                                74.9        63.4              4.2        12.8            19.0         15.9
                                             ----        ----              ---        ----            ----         ----
Ratio of earnings to fixed charges             --          --             2.05          --              --           --
Deficiency                                  (48.0)      (36.5)                       (22.4)           (3.9)        (0.8)

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